UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2023

Apollo Debt Solutions BDC
(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01424	86-1950548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57 th Street New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:
212-515-3200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting
standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement
On October 6, 2023 (the “Closing Date”), Merlin Funding LLC (“Merlin Funding”), a Delaware limited liability company and newly formed wholly-owned subsidiary of Apollo Debt Solutions BDC, a Delaware statutory trust (the “Company” or “us”), entered into a credit agreement (the “Merlin Funding Credit Agreement”), with Merlin Funding, as borrower, the Company, in its capacity as subordinated lender, the lenders from time to time parties thereto, Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, the “Administrative Agent”) and as a lender, and Deutsche Bank National Trust Company, as collateral agent (in such capacity, the “Collateral Agent”), account bank and collateral custodian. From time to time Merlin Funding expects to use amounts borrowed under the Merlin Funding Credit Agreement to acquire eligible assets from the secondary market, composed primarily of first priority broadly syndicated corporate loans, to ramp-up
a portfolio of assets to be pledged as collateral for a future collateralized loan obligation transaction (the “Merlin Funding Debt Securitization”), which is expected to be arranged by an affiliate of the Administrative Agent. The Company retains a residual interest in assets acquired by Merlin Funding through its ownership of the limited liability company interests of Merlin Funding and its subordinated loans issued under the Merlin Funding Credit Agreement. The maximum principal amount of the Merlin Funding Credit Agreement, which can be drawn upon by Merlin Funding subject to certain conditions in the Merlin Funding Credit Agreement, is $80 million as of the Closing Date, and can be increased up to $450 million following the pricing date of the Merlin Funding Debt Securitization.
The Merlin Funding Credit Agreement provides for the ability to draw and re-draw
revolving loans under the Merlin Funding Credit Agreement for a period of up to two years after the Closing Date unless the commitments are terminated sooner as provided in the Merlin Funding Credit Agreement (the “Merlin Funding Commitment Termination Date”). Unless otherwise terminated, the Merlin Funding Credit Agreement will mature on the date which is three years after the Closing Date (the “Merlin Funding Warehouse Final Maturity Date”). Prior to the Merlin Funding Warehouse Final Maturity Date, proceeds received by Merlin Funding from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings. On the Merlin Funding Final Maturity Date, Merlin Funding must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company or to Merlin Funding for use in the manner required under the Merlin Funding Debt Securitization documents, as described in the Merlin Funding Security Agreement (defined below).
Under the Merlin Funding Credit Agreement, Merlin Funding is permitted to borrow amounts in U.S. dollars. Amounts drawn under the Merlin Funding Credit Agreement will bear interest at the
1-month
secured overnight financing rate published by the Federal Reserve Bank of New York (the “Term SOFR”), in each case, plus a margin. Borrowings under the Merlin Funding Credit Agreement bear interest at Term SOFR plus a spread of (x) to and excluding October 6, 2025, 1.60%, (y) from October 6, 2025 and prior to April 6, 2026, 2.20% and (z) from April 6, 2026 and thereafter, 2.40%. The Merlin Funding Credit Agreement contains customary covenants, including certain limitations on the activities of Merlin Funding, including limitations on incurrence of incremental indebtedness and customary events of default. The lenders under the Merlin Funding Credit Agreement are secured by a perfected first priority security interest in the assets of Merlin Funding and on any payments received by Merlin Funding in respect of those assets. Pursuant to a security agreement dated as of the Closing Date (the “Merlin Funding Security Agreement”), by and among Merlin Funding, the Administrative Agent and the Collateral Agent, Merlin Funding pledged its assets to the Collateral Agent for the benefit of the lenders under the Merlin Funding Credit Agreement. The assets pledged to the Collateral Agent pursuant to the Merlin Funding Security Agreement will not be available to pay the debts of the Company.
Pursuant to a warehouse collateral management agreement dated as of the Closing Date (the “Merlin Funding Collateral Management Agreement”), by and between Merlin Funding and the Company, the Company was appointed as warehouse collateral manager of Merlin Funding. The Company is not entitled to receive a fee for its services under the Merlin Funding Collateral Management Agreement and is performing its services in order to facilitate the Merlin Funding Debt Securitization.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form
8-K
is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated October 6, 2023, Merlin Funding LLC, as borrower, Apollo Debt Solutions BDC, in its capacity as subordinated lender, the lenders from time to time parties thereto, Morgan Stanley Senior Funding, Inc., as Administrative Agent and as a lender, and Deutsche Bank National Trust Company, as Collateral Agent, account bank and collateral custodian.

10.2	Security Agreement, dated October 6, 2023, by and among Merlin Funding LLC, as borrower, Morgan Stanely Senior Funding, Inc. as Administrative Agent and Deutsche Bank National Trust Company, as Collateral Agent.

10.3	Warehouse Collateral Management Agreement, dated October 6, 2023, by and between Merlin Funding LLC, as borrower and Apollo Debt Solutions BDC, as warehouse collateral manager.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: October 12, 2023	By:	/s/ Kristen Hester
	Name:	Kristen Hester
	Title:	Chief Legal Officer and Secretary